UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12




                               GARDENBURGER, INC.
             (Exact Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction: 5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                               GARDENBURGER, INC.
                       1411 SW MORRISON STREET, SUITE 400
                             PORTLAND, OREGON 97205

                                                                 March 19, 1998

Dear Shareholders:

Our Annual Meeting of Shareholders will be held on Tuesday, April 21, 1998, at 10:00 a.m. Mountain Time, at the Little America Hotel and Towers, 500 South Main Street, Salt Lake City, UT 84101. You are invited to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key management of your Company and its Directors, and to answer questions you may have.

The formal Notice of Meeting, the Proxy Statement, the proxy card and a copy of the Annual Report to Shareholders describing the Company's operations for the year ended December 31, 1997 are enclosed.

I hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

If you have shares in more than one name, or if your stock is registered in more than one way, you may receive multiple copies of the proxy materials. If so, please sign and return each proxy card you receive so that all of your shares may be voted. I look forward to meeting you at the Annual Meeting.

                                   Yours for Better Health,

                                   GARDENBURGER, INC.



                                   E. Kay Stepp
                                   CHAIRMAN OF THE BOARD OF DIRECTORS

                               GARDENBURGER, INC.
                       1411 SW MORRISON STREET, SUITE 400
                             PORTLAND, OREGON 97205
                             ----------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 21, 1998
                             -----------------------

To the Shareholders of Gardenburger, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of GARDENBURGER, INC. (the "Company"), an Oregon corporation, will be held at the Little America Hotel and Towers, 500 South Main Street, Salt Lake City, UT 84101, on Tuesday, April 21, 1998, at 10:00 a.m. Mountain Time. The purposes of the Annual Meeting will be:

     1. To elect the Board of Directors to serve until the next Annual Meeting of Shareholders (Proposal No. 1) and;

     2. To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on Friday, March 6, 1998, as the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only holders of record of Common Stock of the Company at the close of business on the record date will be entitled to notice of and to vote at the meeting and any adjournment thereof.

All shareholders are cordially invited to attend the Annual Meeting. A review of the Company's operations for the year ended December 31, 1997 will be presented. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the meeting in accordance with your proxy. If you attend the meeting, you may revoke your proxy and vote in person.

                                   By Order of the Board of Directors:




                                   E. KAY STEPP
                                   CHAIRMAN OF THE BOARD OF DIRECTORS

Portland, Oregon
March 19, 1998

                               GARDENBURGER, INC.
                       1411 SW MORRISON STREET, SUITE 400
                             PORTLAND, OREGON 97205

                             -----------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 21, 1998

                             ----------------------

SOLICITATION AND REVOCATION OF PROXIES

This Proxy Statement and the accompanying Annual Report to Shareholders, the Notice of Annual Meeting and the proxy card are being furnished to the shareholders of Gardenburger, Inc. (the "Company"), an Oregon corporation, in connection with the solicitation of proxies by the Company's Board of Directors for use at the Company's 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Little America Hotel and Towers, 500 South Main Street, Salt Lake City, UT 84101, on Tuesday, April 21, 1998, at 10:00 a.m. Mountain Time and any adjournment thereof. The solicitation of proxies by mail may be followed by personal solicitation of certain shareholders by officers or regular employees of the Company without additional compensation for such services. All expenses of the Company associated with this solicitation will be borne by the Company. In addition, the Company reserves the right to utilize the services of an independent proxy solicitation firm to assist with the solicitation of proxies. If the services of an independent proxy solicitation firm are used, the cost is estimated not to exceed $4,000.

The two persons named as proxies on the enclosed proxy card, E. Kay Stepp and Richard C. Dietz, were designated by the Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the shareholder as provided in the proxy card, it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR Proposal No. 1 to elect the nominees for Directors proposed by the Board of Directors.

A proxy may be revoked by a shareholder prior to its exercise by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company.

These proxy materials and the Company's 1997 Annual Report to Shareholders are first being mailed on or about March 19, 1998 to shareholders of record on March 6, 1998 of the Company's Common Stock. The principal executive office and mailing address of the Company is 1411 SW Morrison Street, Suite 400, Portland, Oregon 97205.

VOTING AT THE MEETING

The shares of Common Stock constitute the only class of securities entitled to notice of and to vote at the meeting. In accordance with the Company's Bylaws, the stock transfer records were compiled on March 6, 1998, the record date set by the Board of Directors for determining the shareholders entitled to notice of, and to vote at, this meeting and any adjournment thereof. On that date, there were 8,613,868 shares of Common Stock outstanding and entitled to vote. The closing price of the Company's Common Stock on that date was $10.875 as reported by the Nasdaq National Market System.

Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. If a quorum is present at the Annual Meeting, the six (6) nominees for election as Directors who receive the greatest number of votes cast for the election of Directors by the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote shall be elected Directors.

With respect to the election of Directors, Directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will have an effect on the outcome. Therefore, abstention from voting or nonvoting by brokers will have no effect thereon. A broker "nonvote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

Six (6) Directors, comprising a full slate for the Board of Directors of the Company, are to be elected at the Annual Meeting. Directors are elected on an annual basis. Each Director will serve until the next annual meeting of shareholders and until his successor is duly elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named.

NOMINEES FOR DIRECTOR

The names and certain information concerning the persons to be nominated by the Board of Directors at the Annual Meeting are set forth below. THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. Shares represented by the proxies will be voted for the election to the Board of Directors of the persons named below unless authority to vote for a particular Director or Directors has been withheld in the proxy. All nominees have consented to serve as Directors for the ensuing year. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a Director. In the event of the death or unavailability of any nominee or nominees, the proxy holders will have discretionary authority under the proxy to vote for a suitable substitute nominee as the Board of Directors may recommend. Proxies may not be voted for more than six (6) nominees. The Board of Directors has nominated the persons named in the following table to be elected as Directors:


NAME                             POSITION                                       AGE     DIRECTOR SINCE
----                             --------                                       ---     --------------

Lyle G. Hubbard                  President, Chief Executive Officer              47           1996
                                 and Director
Richard L. Mazer                 Director                                        52           1998
Mary O. McWilliams               Director                                        49           1995
Michael L. Ray                   Director                                        59           1995
E. Kay Stepp                     Chairman of the Board of Directors              53           1995
Paul F. Wenner                   Founder, Chief Creative Officer and             50           1985
                                 Director



LYLE G. HUBBARD joined the Company in April 1996 as President and Chief Executive Officer. In November 1996, Mr. Hubbard was named as a Director of the Company to fill the vacancy created by the death of Jack Lee. Prior to his employment with the Company, Mr. Hubbard spent 15 years with the Quaker Oats Company in Chicago, Illinois. During his tenure at Quaker Oats, Mr. Hubbard was President of the $500 million Convenience Foods Retail Division and Senior Vice President and Chief Marketing Officer for the $1.8 billion Gatorade and Snapple Beverages, North America Division. While at Quaker, Mr. Hubbard was also credited with turning around several businesses, including Quaker Rice Cakes. Mr. Hubbard holds an M.B.A. with a specialization in marketing from the University of Chicago and a B.A. degree with a psychology major from Lake Forest College.

RICHARD L. MAZER is currently the Executive Vice President and Chief Operating Officer for Ventura Foods, LLC., a food processor. Mr. Mazer held management positions in several companies before establishing his area of expertise as a strategic and financial consultant to companies in the food industry. Mr. Mazer has been involved in the food industry for the past 15 years. His most recent venture included an advisory role with Wilsey Foods during its negotiations of a merger with Holsum Foods to form Ventura Foods in 1996. Mr. Mazer is on the Board of Trustees of Food for All (formerly Food Industry Crusade Against Hunger
- FICAH).  Mr. Mazer holds B.S. degrees in Economics and Management from MIT.

MARY O. MCWILLIAMS has been Executive Vice President of Health Care Services and Boeing for Regence BlueShield since September 1997. Ms. McWilliams was previously President and CEO of PacifiCare of Washington, beginning in 1994. She also assumed responsibility for the Northwest Region of PacifiCare Health Systems in 1995 and held these positions through 1996. Previous to PacifiCare, she served as CEO for Sisters of Providence Health Plans in Oregon for 11 years. Ms. McWilliams currently serves on the Board of Directors for the Seattle Symphony Orchestra.

MICHAEL L. RAY has been on the faculty at Stanford University since 1967 and is currently the John G. McCoy-Banc One Corporation Professor of Creativity and Innovation and of Marketing at Stanford University's Graduate School of Business. He is a specialist in new paradigm business, creativity, innovation, marketing communication, advertising and the behavioral science approach to marketing problems. Professor Ray is a psychologist with training and extensive experience in advertising and marketing management. Professor Ray has co-authored several books including ADVERTISING AND COMMUNICATION MANAGEMENT, CREATIVITY IN BUSINESS, THE PATH OF THE EVERYDAY HERO, THE NEW PARADIGM IN
BUSINESS: EMERGING STRATEGIES FOR LEADERSHIP AND ORGANIZATIONAL CHANGE, THE NEW
ENTREPRENEURS: BUSINESS VISIONARIES FOR THE 21ST CENTURY, and others. Mr. Ray is also on the Board of Directors of The Men's Wearhouse and is a founder, director and Chief Creative Officer of Insight Out Collaborations Inc., a company that offers training courses in creativity for corporations.

E. KAY STEPP formed and now operates Executive Solutions, Inc., a consulting firm, which provides consulting services to senior executives and Boards of Directors. In 1995, Ms. Stepp was named as the Chairman of the Board of the Company. From 1989 to 1992, Ms. Stepp held the position of President and Chief Operating Officer of Portland General Electric Company ("PGE"), a Portland, Oregon, investor owned utilities company. From 1978 to 1989 Ms. Stepp held various other positions at PGE including President of the Energy Service Division, Vice President of Marketing and Operations and Vice President of Human Resources and Administration. Ms. Stepp currently serves on the Boards of Directors of Standard Insurance Company, Franklin Covey Company, Bank of the Northwest and Working Assets. She is a former director of the Federal Reserve Bank of San Francisco.

PAUL F. WENNER founded the Company in 1985 as a sole proprietorship and acted as its Vice President from the date of its incorporation until December 1989, when he became the Company's President, Chief Executive Officer and Chairman of the Board. In 1994, Mr. Wenner relinquished his duties as President and in 1995 relinquished his duties as Chairman of the Board, at which time he held the title of Founder, Senior Chairman of the Board of Directors and Chief Executive Officer. In April 1996, Mr. Wenner became Founder, Senior Chairman of the Board and Chief Creative Officer. In 1997, he relinquished the title of Senior Chairman of the Board, but remains a Director of the Company. From 1980 through 1984, he owned and operated the Garden House Restaurant and Gourmet Cooking School (the "School"), where he developed the Gardenburger(R) veggie patty. The School was affiliated with Mt. Hood Community College's evening educational curriculum. Mr. Wenner graduated from Mt. Hood Community College in Portland, Oregon in 1973, with two Associate of Arts degrees.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors held six (6) regular meetings and took action pursuant to three (3) unanimous written consents during the year ended December 31, 1997. During fiscal 1997, the Board of Directors had four committees including an Executive Committee, a Finance and Audit Committee, an Executive Personnel and Compensation Committee and a Nominating and Governance Committee. No Director attended fewer than 75 percent of all Board Meetings and Committee Meetings for which they served as members during 1997.

EXECUTIVE COMMITTEE The Executive Committee is composed of Mr. Wenner (Committee Chair), Ms. Stepp and Mr. Hubbard. The Executive Committee coordinates the business of the Board and oversees special projects authorized by the Board. The Executive Committee did not meet during 1997.

AUDIT COMMITTEE The Finance and Audit Committee (the "Audit Committee") is composed of Ms. Stepp (Committee Chair) and Ms. McWilliams, who are outside Directors and have not been, at any time in the past, officers of the Company, as well as Messrs. Wenner and Hubbard. The Audit Committee reviews the Company's financial and operational activities and seeks to ensure that such activities are performed in accordance with all internal and external auditing and accounting requirements. It also evaluates the Company's relationship with its outside auditors. The Audit Committee held two meetings in 1997.

COMPENSATION COMMITTEE The Executive Personnel and Compensation Committee (the "Compensation Committee") is composed of Ms. McWilliams (Committee Chair), Ms. Stepp and Mr. Ray, who are outside Directors and have not been, at any time in the past, officers of the Company, as well as Mr. Hubbard. The Compensation Committee is responsible for designing and administering the Company's executive and all other employee compensation plans, including the 1992 First Amended and Restated Combination Stock Option Plan, providing oversight of other compensation matters and establishing officer salaries and bonuses. Mr. Hubbard does not participate in decisions regarding his own compensation. The Compensation Committee held five regular meetings and took action pursuant to one unanimous written consent during 1997.

NOMINATING COMMITTEE The Nominating and Governance Committee (the "Nominating Committee") is composed of Messrs. Hubbard, Ray and Wenner, Ms. Stepp and Ms. McWilliams. The Nominating Committee is responsible for performing the Board's annual self evaluation, locating potential candidates to fill Board vacancies, and selecting the nominees to stand for election to the Board of Directors at each annual meeting of shareholders. The Nominating Committee does not consider nominees recommended by shareholders. During 1997, the Nominating Committee did not hold any meetings separate from the Board meetings; the Nominating Committee conducted its business during Board meetings.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
                             COMPENSATION DECISIONS

From January to July 1997, the Executive Personnel and Compensation Committee (the "Compensation Committee") was composed of Ms. McWilliams, Mr. Ray, Ms. Stepp and Ralph M. Kovel, outside Directors who have not been, at any time in the past, officers of the Company, in addition to Mr. Hubbard. Mr. Kovel resigned from the Board in July 1997. During the remainder of 1997, the Compensation Committee was composed of Ms. McWilliams (Committee Chair), Ms. Stepp and Messrs. Ray and Hubbard. Mr. Hubbard does not participate in decisions regarding his own compensation.

In November 1996, the Company entered into a consulting agreement with Ms. Stepp, the Chairman of the Board of Directors, pursuant to which her duties are: to preside at all meetings of the Board of Directors, to provide leadership to the Board in reviewing and deciding upon matters which substantially impact the manner in which the Company's business is conducted, to act in a general advisory capacity to the Chief Executive Officer and other officers in all matters concerning the interests and management of the Company, and to perform such other duties as may be conferred by law or assigned by the Chief Executive Officer or the Board. Ms. Stepp was paid $49,000 pursuant to the consulting agreement during 1997. She also received a stock option grant covering 7,500 shares of the Company's Common Stock at a price of $11.0625 on November 1, 1997. As of January 1, 1998, Ms. Stepp's agreement was amended to provide for a quarterly payment of $5,000 payable in advance on each of January 1, 1998, April 1, 1998, July 1, 1998 and October 1, 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 27, 1998, certain information furnished to the Company with respect to beneficial ownership of the Company's Common Stock of (i) each Director and Director nominee, (ii) the "named executive officers" (as defined under "Executive Compensation"), (iii) all persons known by the Company to be beneficial owners of more than 5% of its Common Stock, and (iv) all current executive officers and Directors as a group.


                                                                          COMMON STOCK (A)
                                                            --------------------------------------------
                                                                NUMBER OF         PERCENT OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                              SHARES             OUTSTANDING
-------------------------------------------------------     ------------------ -------------------------

Paul F. Wenner (B) (C)                                           1,926,920                20.0%
Lyle G. Hubbard (C)                                                244,750                 2.8%
Michael P. Rubic (C)                                                71,500                    *
Richard C. Dietz (C)                                                61,750                    *
Charles A. Monahan (C)                                              45,000                    *
E. Kay Stepp (C) (D)                                                38,485                    *
Michael L. Ray (C)                                                  10,000                    *
Mary O. McWilliams (C)                                               7,000                    *
Richard L. Mazer                                                         -                    -

All current executive officers and Directors as
a group (7 persons) (C)                                          2,288,905                22.9%

---------------------
*Less than one percent



(A) Applicable percentage of ownership is based on 8,608,854 shares of Common Stock outstanding as of February 27, 1998 together with applicable options held by each shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after February 27, 1998 are deemed outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, each of the shareholders named above has sole voting and investment power with respect to all shares shown as being beneficially owned by them.
(B) Mr. Wenner's address is 1411 SW Morrison Street, Suite 400, Portland, Oregon 97205.
(C) Includes shares subject to options exercisable within 60 days after February 27, 1998, as follows: Mr. Wenner, 1,036,240 shares; Mr. Hubbard, 229,250 shares; Mr. Rubic, 71,500 shares; Mr. Dietz, 61,750 shares; Mr. Monahan, 45,000 shares; Ms. Stepp, 28,500 shares; Mr. Ray, 9,000 shares; Ms. McWilliams, 6,000 shares; and all current executive officers and directors as a group, 1,370,740 shares.
(D) Includes 4,935 shares owned by Ms. Stepp's husband, as to which Ms. Stepp has indirect ownership. Ms. Stepp does not have any voting or investment power with respect to such shares owned by her husband.

                               EXECUTIVE OFFICERS

The following table identifies the executive officers of the Company as of March 6, 1998, the positions they hold, and the year in which they began serving in their respective capacities. Officers of the Company are elected by the Board of Directors at the Annual Meeting to hold office until their successors are elected and qualified.


                                                                                                  POSITION HELD
NAME                              AGE        CURRENT POSITION(S) WITH COMPANY                         SINCE
-----------------------------    -------     --------------------------------------------        ----------------

Lyle G. Hubbard                    47        President, Chief Executive Officer and                   1996
                                             Director
Paul F. Wenner                     50        Founder, Chief Creative Officer and                      1996
                                             Director
Richard C. Dietz                   36        Executive Vice President, Chief                          1996
                                             Financial Officer, Treasurer and
                                             Secretary


For information on the business backgrounds of Messrs. Hubbard and Wenner see "Nominees for Director" above.

RICHARD C. DIETZ, C.P.A. joined the Company in August 1994 as Executive Vice President, Treasurer and Chief Financial Officer. In May 1995, Mr. Dietz was also named as the Assistant Secretary of the Company. In 1996, Mr. Dietz was named as the Secretary of the Company. From 1993 to July 1994, Mr. Dietz served as Vice President and Chief Financial Officer of Fine Arts Graphics Corporation of Oregon. From 1990 to 1993, Mr. Dietz was the Chief Financial Officer of Wyatt Software, Inc. Mr. Dietz received his public accounting experience with Arthur Andersen LLP from 1983 to 1987. He received a B.S. in Business Administration from Oregon State University in 1984 and an M.B.A. from the University of Oregon in 1991 and has also attended the Executive Education Series at the Harvard Business School.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
The following table provides certain summary information concerning compensation awarded to, earned by or paid to the Company's Chief Executive Officer, two other current executive officers of the Company who received total salary and bonus during 1997 of at least $100,000, and certain former executive officers (collectively referred to as the "named executive officers") for the three years ended December 31, 1997.


                                                                                  Long Term
                                                                                 Compensation
                                                   Annual Compensation              Awards
                                              ------------------------------    ---------------
                                                                                  Securities        All Other
                                                                                  Underlying         Compen-
Name and Principal Position       Year         Salary (A)        Bonus (B)       Options ( #)        sation
------------------------------    -------     -------------    -------------    ---------------    ------------

Lyle G. Hubbard, President,       1997          $239,365        $ 117,218            11,250               --
 Chief Executive Officer and      1996           149,909           22,500           450,000        $ 180,000
 Director (C)                     1995                --               --                --               --

Paul F. Wenner, Chief Creative    1997           164,800           53,400            11,240               --
  Officer and Director            1996           166,259           16,480                --               --
                                  1995           191,948           10,000                --               --

Richard C. Dietz, Executive       1997           130,000           42,329             9,750               --
  Vice President, Chief Financial 1996           120,473           19,500            10,000               --
  Officer, Treasurer and          1995           100,318           10,000            40,000               --
  Secretary

Charles A. Monahan, Vice          1997           120,000           38,570             9,000               --
  President, Food Service         1996           109,486           18,000            10,000               --
  Division (D)                    1995            98,462           10,000            50,000               --

Michael P. Rubic, Former          1997           120,000            9,780             9,000               --
  Executive Vice President,       1996           110,461           18,000            10,000               --
  Operations (E)                  1995            90,883           10,000            35,000               --


(A) Amounts shown include cash compensation earned in each respective year, including amounts deferred at the election of the Named Executive Officer pursuant to the Company's 401(k) Plan.
(B) Bonus amounts earned in each respective year were paid in the first quarter of the following year.

(C) Salary for 1996 includes amounts earned since April 1996 when Mr. Hubbard joined the Company. All Other Compensation for 1996 represents a lump-sum payment for relocation expenses.
(D) As of April 22, 1997, Mr. Monahan was no longer considered an executive officer of the Company, although he remains employed by the Company.
(E) As of April 22, 1997, Mr. Rubic was no longer considered an executive officer of the Company. Mr. Rubic's employment with the Company terminated effective December 31, 1997.

STOCK OPTIONS
The following table contains information concerning the grant of stock options under the Company's 1992 First Amended and Restated Combination Stock Option Plan (the "1992 Plan") to the named executive officers in 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    Potential
                                                                                                Realizable Value
                                                                                                At Assumed Annual
                                                                                              Rates of Stock Price
                                                                                                Appreciation for
                                                Individual Grants                                Option Term (B)
                           ------------------------------------------------------------    ----------------------------
                              Number of       % of Total
                             Securities        Options
                             Underlying       Granted to
                               Options       Employees in     Exercise     Expiration
        Name                 Granted (A)     Fiscal Year    Price ($/Sh.)     Date               5%            10%
----------------------     --------------    ------------   -------------  -----------     -------------   ------------

Lyle G. Hubbard                 11,250            6.5%         $ 7.00         2/10/07         $ 47,234     $ 121,859

Paul F. Wenner                   8,240            4.8%           7.70         2/10/02           12,950        32,699
                                 3,000            1.7%           6.78         4/22/07            8,853        27,787

Richard C. Dietz                 9,750            5.6%           7.00         2/10/07           40,936       105,611

Charles A. Monahan               9,000            5.2%           7.00         2/10/07           37,787        97,487

Michael P. Rubic (C)             9,000            5.2%           7.00         9/28/98            1,968         5,062


(A) Except for Mr. Wenner's option grant covering 3,000 shares, all option grants listed above were immediately exercisable upon grant. Mr. Wenner's option grant covering 3,000 shares vests and becomes exercisable on April 22, 1998, one year following the date of grant. See "Change-in-Control Arrangements."
(B) These calculations are based on certain assumed annual rates of appreciation as required by rules adopted by the Securities and Exchange Commission requiring additional disclosure regarding executive compensation. Under these rules, an assumption is made that the shares underlying the stock options shown in this table could appreciate at rates of 5% and 10% per annum on a compounded basis over the ten-year term of the stock options. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock and overall stock market conditions. There can be no assurance that amounts reflected in this table will be achieved.
(C) Mr. Rubic's employment with the Company terminated as of December 31, 1997; therefore, the calculations of his potential gain were prepared based on an expiration date of September 28, 1998.

OPTION EXERCISES AND HOLDINGS
The following table provides information concerning the exercise of options during 1997 and unexercised options held at December 31, 1997 with respect to the named executive officers.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                Number of
                                                          Securities Underlying           Value of Unexercised
                          Shares Acquired    Value         Unexercised Options            In-The-Money Options
                            On Exercise     Realized     At December 31, 1997 (#)       At December 31, 1997 (B)
     Name                     (#) (A)       ($) (A)    Exercisable     Unexercisable   Exercisable   Unexercisable
     -------------------- ---------------- ----------- -----------------------------   ---------------------------

     Lyle G. Hubbard             -             -           141,250        320,000       $   45,142       $59,198

     Paul F. Wenner              -             -         1,033,240          3,000        8,081,557         6,285

     Richard C. Dietz            -             -            57,750         22,000           27,530        13,874

     Charles A. Monahan          -             -            43,000         26,000           26,124        13,874

     Michael P. Rubic            -             -            71,500          6,000           38,286        13,875


(A)  The named executive officers did not exercise any options during 1997.

(B) Calculated based on the difference between the market value of the underlying securities at December 31, 1997, $8.875 per share and the exercise price of the unexercised options.

                              DIRECTOR COMPENSATION

During 1997, non-employee Directors of the Company received an annual retainer of $5,000 paid in equal quarterly installments, $600 for each Board of Directors meeting attended in person, $600 for each telephonic Board meeting lasting more than two hours, $300 for each telephonic Board meeting lasting less than two hours, $500 for each committee meeting attended in person, $500 for each telephonic committee meeting lasting more than two hours and $250 for each telephonic committee meeting lasting less than two hours. The non-employee Directors are also reimbursed for their expenses in attending meetings of the Company's Board of Directors. Each non-employee, eligible Director, as well as Mr. Wenner, also automatically receives an annual stock option grant under the 1992 Plan covering 3,000 shares of the Company's Common Stock on the date of each Annual Meeting of Shareholders. The Company pays no additional compensation to employees of the Company who serve as Directors. Beginning in January 1998, non-employee Directors of the Company will receive a retainer of $12,000 per year and an option grant covering 6,000 shares of the Company's Common Stock annually. See also "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

        EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-
                              CONTROL ARRANGEMENTS

EMPLOYMENT CONTRACTS
Mr. Hubbard, the Company's President and Chief Executive Officer, has a three-year employment agreement (the "Agreement") with the Company that expires on April 13, 1999, subject to one-year extensions beginning in 1998, unless terminated earlier pursuant to the terms of the Agreement. The Agreement calls for base compensation of $225,000 per year plus performance-based bonus opportunities. Mr. Hubbard was also granted a nonstatutory stock option covering 300,000 shares of the Company's Common Stock, of which 120,000 shares have vested and an additional 20 percent will vest on each of April 14, 1998 and 1999. A second option covering 150,000 shares of the Company's Common Stock was granted concurrently, of which 10,000 shares have vested and 20,000 shares will vest in 1998, 30,000 in 1999, 40,000 in 2000, and 50,000 in 2001, in each case subject to acceleration upon satisfaction of specified performance criteria based on net sales, income as a percentage of net sales and return on shareholders' equity. Both options will immediately vest in full upon Mr. Hubbard's termination without cause (as defined in the Agreement) or a change in control of the Company (as defined below). Mr. Hubbard has also entered into non-compete and confidentiality provisions. The Agreement also specifies that, if Mr. Hubbard's employment is terminated without cause, by reason of death or disability, within 180 days following a change in control of the Company or due to the Company's failure to extend the term of the Agreement, Mr. Hubbard will be entitled to receive the greater of 18 months' base compensation or the amount remaining to be paid under the Agreement.

TERMINATION OF EMPLOYMENT
In connection with termination other than for cause, each executive officer of the Company, unless covered by a separate agreement, is entitled to receive six months' salary and benefits plus up to an additional six months' salary and benefits until new employment is found. In addition, all unvested options held by the executive officer will become immediately exercisable and will have a five-year term from the date of termination.

CHANGE-IN-CONTROL ARRANGEMENTS
Options granted to executive officers of the Company after May 24, 1995 contain termination of employment and change-in-control provisions to the effect that such options will immediately vest as to any option shares that have not then become vested upon (i) the termination of the employment of the optionee by the Company without cause, or as a result of the optionee's death or disability; or
(ii) a "Change-in-Control" of the Company, which shall be deemed to have occurred upon the earlier of:
         (a) the date that any "person" (as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company's then outstanding securities; or
         (b) the date of any annual or special meeting of shareholders at which a majority of the Directors then elected are not individuals nominated by the Company's then incumbent Board; or

         (c) the date of approval by the shareholders of the Company of a plan of merger or consolidation of the Company in which such shareholders will not hold at least 75 percent of the combined voting power of the resulting entity immediately following such merger or consolidation, or the approval by the shareholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale of substantially all of the Company's assets.

                          COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors approves all of the policies under which compensation is paid or awarded to the Company's executive officers. The Board of Directors is responsible for reviewing executive officer compensation with dollar amounts established by the Chief Executive Officer in accordance with policies approved by the Board. Executive officers who serve on the Board of Directors do not participate in decisions concerning their own compensation. Awards to executive officers under the Company's 1992 First Amended and Restated Combination Stock Option Plan are made by the Compensation Committee.

COMPENSATION PHILOSOPHY AND POLICIES
The Company's philosophy is to structure executive officer compensation so that it will attract, motivate and retain senior management by providing an opportunity for competitive compensation based on the performance of the Company. Executive officer compensation includes market competitive base salaries, annual performance-based bonuses, 401(k) contributions and long-term stock-based incentive opportunities in the form of options exercisable to purchase the Company's Common Stock. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's named executive officers. It is the policy of the Board of Directors that, to the extent possible, compensation will be structured so that it meets the "performance-based" criteria as defined by Section 162(m) of the Code and therefore is not subject to federal income tax deduction limitations. The Board of Directors has the right to waive pre-established performance criteria in granting awards.

BASE SALARIES
In setting the salaries and bonuses for 1997 of the named executive officers listed in the Summary Compensation Table above, the Company utilized a study prepared by Towers Perrin. The study surveyed companies within the Company's industry and looked at factors such as annual revenues and expected growth rates. Some of the companies included in the above mentioned survey are also included in the indices used in the Performance Graph included in this Proxy Statement. Base salaries are targeted to be near the 50th percentile of the comparison companies.

ANNUAL BONUSES
The Company's 1997 Executive Bonus Plan provided for performance-based bonuses based on meeting targets in two areas: revenue growth and operating income. Towers Perrin assisted the Compensation Committee in the determination of bonus criteria and target amounts relative to annual base salary. Bonuses of between $9,780 and $117,218 were paid in the first quarter of 1998 to the named executive officers. The bonus paid to the Chief Executive Officer related to 1997 performance was $117,218.

CAPITAL ACCUMULATION/RETIREMENT PLANS
The Company offers its employees the opportunity to participate in a defined contribution retirement (401(k)) plan designed to allow employees, including executive officers, to accumulate retirement funds. The first two percent of each employee's compensation is eligible for a pro-rata matching contribution by the Company.

STOCK OPTION AWARDS FOR 1997
The Company's 1992 First Amended and Restated Combination Stock Option Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to no less than 100% of the fair market value of the Company's Common Stock on the date of grant. Stock options are granted to aid in attracting and retaining key employees and to align the interests of key employees with those of shareholders by providing an economic incentive to maximize shareholder value. Stock options have value for employees only if the price of the Company's stock increases above the fair market value on the date the option is granted.

The number of shares subject to stock options granted to an employee are based on the employee's ability to affect corporate results, which generally depends on the level and amount of responsibility. Towers Perrin advised the Compensation Committee as to the appropriate number of stock options to grant to executive officers of the Company to remain competitive. See the "Option Grants in Last Fiscal Year" table for a summary of stock options granted to the named executive officers of the Company in 1997, which were targeted to be in the 50th to 75th percentile of the companies included in the Towers Perrin survey. Mr. Hubbard received options covering a total of 11,250 shares of the Company's Common Stock in 1997 related to 1996 Company performance and options covering 40,000 shares of the Company's Common Stock in the first quarter of 1998 related to 1997 Company performance.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:
Mary O. McWilliams (Chair)    Lyle G. Hubbard
Michael L. Ray                E. Kay Stepp

                             STOCK PERFORMANCE GRAPH

The SEC requires that registrants include in their proxy statement a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends, of (a) the registrant, (b) a broad-based equity market index and (c) an industry-specific index. The broad-based market index used is the Nasdaq Stock Market Total Return Index U.S. and the industry-specific index used is the Standard & Poors MidCap Foods Index.







                                 Annual Percentage Return
                                 Year Ended
                                 --------------------------------------------------------------------
Company/Index                    12/31/93      12/31/94        12/31/95      12/31/96      12/31/97
-----------------------------    ----------    ------------    ----------    ----------    ----------

Gardenburger, Inc.                 518.98         (15.86)        (33.70)       (18.03)        44.00
Nasdaq U.S. Index                   14.80          (2.26)         41.43         22.99         22.72
S&P MidCap Foods Index              (4.41)         (8.17)         29.76         10.65         23.79



                                    Base         Indexed Returns
                                   Period        Year Ended
                                                 -------------------------------------------------------------------
Company/Index                    12/31/92        12/31/93      12/31/94      12/31/95      12/31/96       12/31/97
-----------------------------    -----------     ----------    ----------    ----------    ----------     ----------

Gardenburger, Inc.                   $100.00        $618.98       $520.83       $345.34       $283.06        $407.61
Nasdaq U.S. Index                     100.00         114.80        112.21        158.70        195.19         239.53
S&P MidCap Foods Index                100.00          95.59         87.78        113.90        126.03         156.02


                       [STOCK PERFORMANCE GRAPH DIAGRAM]

                         INDEPENDENT PUBLIC ACCOUNTANTS

The Company has selected Arthur Andersen LLP as its independent public accountant for the year ended December 31, 1998. Arthur Andersen LLP was the Company's independent public accountant for the year ended December 31, 1997. A representative from Arthur Andersen LLP is expected to be present at the Company's Annual Meeting of Shareholders, will be available to respond to appropriate questions and will have the opportunity, although is not expected, to make a statement if he desires to do so.

                             MANAGEMENT TRANSACTIONS

The Company's Board of Directors has adopted a policy that any transactions between the Company and its officers, Directors, employees and affiliates will be on terms no less favorable to the Company than can be obtained from unaffiliated parties. Any such transactions will be subject to the approval of a majority of the disinterested members of the Board of Directors.

Pursuant to a month-to-month lease, the Company leases its S.E. 8th Avenue plant facility in Portland, Oregon from Paul Wenner, a Director and the Company's Chief Creative Officer, and Frank Card, a shareholder. This lease agreement provides for a $2,200 monthly payment, which is considered to be an arms-length rate based on comparable rentals. The lease provides for cancellation, without penalty, by either party upon a 30-day notice.

For a discussion of the consulting agreement with Ms. Stepp, Chairman of the Board, see "Compensation Committee Interlocks and Insider Participation in Compensation Decisions" above.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's Directors and executive officers and persons who own more than 10 percent of the outstanding shares of the Company's Common Stock ("10 percent shareholders"), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or otherwise in its files and on written representations from its Directors, executive officers and 10 percent shareholders that no other reports were required, during the fiscal year ended December 31, 1997 and prior years, the Company's officers, Directors and 10 percent shareholders complied with all applicable Section 16(a) filing requirements during 1997, except in the following instances: 1) Mr. Wenner, a Director, executive officer and 10 percent shareholder of the Company, filed one late report on Form 4, Statement of Changes in Beneficial Ownership, involving one transaction and 2) Ms. Stepp, Chairman of the Board, filed one late report on Form 4, Statement of Changes in Beneficial Ownership, involving one transaction.

                              SHAREHOLDER PROPOSALS

Proposals by shareholders intended to be presented at the Company's 1999 Annual Meeting must be received by the Company at its principal executive office no later than November 19, 1998 in order to be included in the Company's 1999 Proxy Statement and proxy card.

                          TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that may come before this meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters do properly come before the meeting.

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

THE COMPANY WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 1997. WRITTEN REQUESTS SHOULD BE MAILED TO THE SECRETARY, GARDENBURGER, INC., 1411 SW MORRISON STREET, SUITE 400, PORTLAND, OREGON 97205.

                                 By Order of the Board of Directors:



                                 E. Kay Stepp
Dated:  March 19, 1998           CHAIRMAN OF THE BOARD OF DIRECTORS

(BACK SIDE OF OCR PROXY CARD)


                             GARDENBURGER, INC.

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints E. Kay Stepp and Richard C. Dietz as proxies, each with power to act alone and with full power of substitution, to vote all of the shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Gardenburger, Inc. to be held on April 21, 1998, at 10:00 a.m. Mountain Time, and any adjournments thereof, with all the powers that the undersigned would possess if personally present.

     PLEASE MARK, SIGN, AND RETURN THE PROXY CARD PROMPTLY.

               (Continued and to be signed on reverse side.)

(FRONT SIDE OF OCR PROXY CARD)

X Please mark your
  votes as in this
  example.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.
IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ITEM BELOW, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1.

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW.
--------------------------------------------------------------------------------

                        FOR     WITHHELD
                        [ ]        [ ]

1.Election of                               Nominees:
  Directors                                 Lyle G. Hubbard, Richard L. Mazer,
  (Check only one box)                      Mary O. McWilliams, Michael L. Ray,
                                            E. Kay Stepp, Paul F. Wenner

Instruction: To withhold authority to vote for any individual nominee, mark "For" above and write the individual's name on the line below.


------------------------------------------




--------------------------------------------------------------------------------
In their discretion, the Proxies are authorized to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

The undersigned acknowledge receipt of the 1998 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.




SIGNATURE(S)___________________________________________DATE_____________________

--------------------------------------------------------------------------------

NOTE: Please sign exactly as name appears above. Joint owners each should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

                     YOU ARE CORDIALLY INVITED TO ATTEND THE

                        ANNUAL MEETING OF SHAREHOLDERS OF

                               GARDENBURGER, INC.

                                   TO BE HELD

              TUESDAY, APRIL 21, 1998, AT 10:00 A.M. MOUNTAIN TIME,

                        AT LITTLE AMERICA HOTEL AND TOWERS,

                             500 SOUTH MAIN STREET,

                           SALT LAKE CITY, UTAH 84101